                                                                   Exhibit 10.16

                              EMPLOYMENT AGREEMENT

     AGREEMENT, made as of the 10th day of November, 2000, is entered into by and among BSB Bancorp, Inc., a Delaware corporation (the "Corporation"), BSB Bank & Trust Company, a New York chartered bank and trust company (the "Bank") and Howard W. Sharp (the "Executive"). The Corporation and the Bank are collectively referred to as the "Employers."

     WHEREAS, the Employers desire to employ the Executive on the terms and conditions set forth herein and, for purpose of effecting the same, the Boards of Directors of the Employers (the "Boards") have approved this Employment Agreement and authorized its execution and delivery on the Employers' behalf to the Executive; and

     WHEREAS, the Boards have duly elected the Executive to be the President and Chief Executive Officer of the Employers; and

     WHEREAS, the Boards have duly elected the Executive to serve as a member of the Boards; and

     WHEREAS, the parties desire to enter into this Agreement, setting forth the terms and conditions for the employment relationship of the Executive with the
Employers:

     NOW, THEREFORE, it is AGREED as follows:

     1.  Employment.  The Executive shall be employed as the President and Chief
         ----------
Executive Officer of the Employers and shall serve in such capacity during the Employment Term (as defined in Section 5 below). Executive agrees that, during the Employment Term and in his capacity as President and Chief Executive Officer or any other title(s) or position(s) to which the Executive may be elected during the Employment Term, he will devote his full business time and energy to the business, affairs and interests of the Employers and serve them diligently and to the best of his ability. The duties and responsibilities to be performed by Executive shall be those appropriate to President and Chief Executive Officer of the Employers as in effect currently, and from time to time hereafter specified by the Employers' by-laws or as otherwise specified by the Boards. In addition, following his election to the Boards, the Executive will serve as a director and as a member of any committee of either of the Boards to which he is elected, without additional compensation.

     2.   Salary and Bonus.
          ----------------

          (a) The Employers agree to pay the Executive during the Employment Term a salary at an annual rate not less than $250,000. The Executive's salary shall be increased in the sole and absolute discretion of the Board or committees thereof duly authorized by the Board to so act.

          (b) The salary of the Executive shall not be decreased at any time during the Employment Term from the amount then in effect, unless the Executive otherwise agrees in writing. Participation in deferred compensation, discretionary bonus, retirement and other employee benefit plans and in fringe benefits, other than salary reduction programs in which the Executive elects to participate, shall not reduce the salary payable to the Executive under this
Section 2. The salary under this Section 2 shall be payable to the Executive not less frequently than monthly.

          (c) In addition to the annual salary that is payable to the Executive under this Agreement, the Executive will have the opportunity to earn an annual bonus of up to $100,000, of which up to $50,000 shall be an annual discretionary bonus in such amount as may be authorized, declared, and paid by the Boards and up to $50,000 shall be payable upon the attainment of specific performance measurements for the Corporation, based upon plan or budget, as shall be established by the Boards annually. No other compensation provided for in this Agreement shall be deemed a substitute for such bonuses when and as declared by the Boards.

     3.   Business and Relocation Expenses.
          --------------------------------

          (a) During the Employment Term, the Employers shall reimburse the Executive for reasonable and customary business expenses, including the reasonable costs of business entertainment and travel, in accordance with the policies of the Employers, in connection with the performance of his duties hereunder, promptly upon periodic presentation by the Executive of an itemized account of such expenses and reasonable substantiation, in accordance with the Employers' policies concerning reimbursement of business expenses.

          (b) During the Employment Term, the Bank shall pay or reimburse the Executive for membership dues at a club located in the Binghamton, New York area to be used for business entertainment by the Executive.

          (c) The Employers shall pay or reimburse the Executive for an aggregate amount not in excess of $50,000 consisting of: (1) the reasonable and customary temporary living expenses paid or incurred by the Executive in the Binghamton, New York metropolitan area during a period of up to three months following the date of this Agreement; (2) the reasonable and customary expenses that the Executive pays or incurs in relocating to the Binghamton, New York metropolitan area from Manlius, New York, including reasonable and customary personal transportation and moving expense for household goods; (3) the reasonable and customary costs paid or incurred by the Executive in connection with the sale of his personal residence in Manlius, New York, including reasonable and customary sales commissions and closing costs; (4) the reasonable and customary costs paid or incurred by the Executive in connection with the purchase of his personal residence in the Binghamton, New York area and (5) an additional "tax gross-up" amount such that, after payment by the Executive of all taxes on the amounts payable under this Section 3(c) (including taxes imposed on the tax gross-up payment), the net after-tax amount that the Employers pay or reimburse the Executive for is equal to the expenses and costs referred to in subsections (1) through (4) of this Section 3(c).

     4.   Participation in Retirement and Employee Benefit Plans; Fringe
          --------------------------------------------------------------
          Benefits; Stock Option.
          ----------------------

          (a) During the Employment Term, the Executive shall be eligible to participate in all incentive, bonus, management recognition, equity compensation, retirement, deferred compensation, fringe benefit or welfare benefit plans of the Employers that are applicable to executive employees of the Employers generally, including plans providing for stock options, restricted stock, employee stock purchases, pension or retirement income, retirement savings, employee stock ownership, deferred compensation and medical, prescription drug, dental, disability, employee life, group life, accidental death and travel accident insurance that the Employers may adopt or maintain for the benefit of executive employees of the Employers during the Employment Term, in accordance with the terms of such plans.

          (b) The Corporation shall enter into a written option agreement with the Executive pursuant to which the Executive will have the right to purchase 100,000 shares of the Corporation's Common Stock, par value $.01 per share (the "Stock"), pursuant to the Corporation's 1996 Long-Term Incentive and Capital Accumulation Plan, as amended, and on substantially the terms and conditions that are set out in the Option Term Sheet that is attached as an Exhibit to this Agreement. The Corporation may grant additional options to the Executive in accordance with the terms of the Corporation's 1996 Long-Term Incentive and Capital Accumulation Plan.

     5.  Term.  The term of employment under this Agreement shall commence on
         ----
the date of this Agreement and shall end on November 10, 2003, provided that the Employers may extend the term of employment under this Agreement for one additional year on any annual anniversary of the date of this Agreement, by giving written notice of such extension to the Executive not less than 30 days in advance of any such anniversary date. The initial term of employment and all such renewed terms of employment under this Agreement are collectively referred to herein as the "Employment Term".

     6.  Standards.  The Executive shall perform his duties and responsibilities
         ---------
under this Agreement in accordance with such reasonable standards as may be established from time to time by the Board and communicated in writing to the Executive. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in the financial institutions industry.

     7.  Voluntary Absences; Vacations.  The Executive shall be entitled,
         -----------------------------
without loss of pay, to absent himself voluntarily for reasonable periods of time from the performance of his duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Board otherwise approves. The Executive shall be entitled to paid vacation days totaling 20 business days per year. The timing of paid vacations shall be scheduled in a reasonable manner by the Executive.

     8. Termination of Employment.
        -------------------------

        (a)     (i)    Subject to the other provisions of this
Agreement, the Employers may terminate the Executive's employment at any time.

                (ii) The Executive shall have no right to receive compensation or other benefits for any period after he voluntarily terminates of his employment without "Good Reason" (as defined below) or the Employers involuntarily terminate his employment for "Cause" (as defined below).

                (iii) The parties acknowledge and agree that damages that will result to the Executive for involuntary termination without Cause or termination by the Executive with "Good Reason" (as defined below) shall be extremely difficult or impossible to establish or prove, and agree that, subject to
Section 11 of this Agreement, the Employers shall be obligated, following such termination, to:

                        (A) except as provided in (B) below, continue to pay to the Executive (subject to applicable payroll or other taxes required to be withheld) compensation in accordance with Section 2(a) hereof for the remaining term of this Agreement; or

                        (B) if such involuntary termination without Cause is effected at the request or direction of an acquiring party in connection with a "Change in Control" (as defined below), or if such involuntary termination without Cause or termination by the Executive for Good Reason occurs during the 12-month period following a Change in Control, pay the Executive on or before the last day of the Executive's employment with the Employers a lump sum cash amount (subject to applicable payroll or other taxes required to be withheld) equal to 2.99 times the average annual cash compensation paid by the Employers to the Executive during the five calendar years (or such lesser period during which the Executive was employed by the Employers) preceding the calendar year in which the Change in Control occurs, such average amount to be determined in accordance with the provisions of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and proposed or final regulations thereunder (but disregarding any non-cash compensation paid to the Executive during such period).

     The amounts payable hereunder shall not be reduced by the Executive's earnings from other employment or self-employment after termination of his employment with the Employers. The Executive agrees that, except for such other payments and benefits to which the Executive may be entitled as expressly provided by the terms of this Agreement, the payments provided for under this
Section 8(a)(iii) shall constitute liquidated damages and shall be in complete satisfaction of the Employers' obligations under this Agreement.

          (iv) In addition to the liquidated damages above described that are payable to the Executive, subject to Section 11 of this Agreement, in the event of any such termination without Cause or termination with Good Reason, during the period in which payments are required to be made under Section 8(a)(iii)(A) above, or for three years in the case of a termination described in Section 8(a)(iii)(B) above, or such longer period as may be provided by the terms of the appropriate plan, the Employers shall continue in effect all medical, prescription drug, dental, disability, employee life, group life and accidental death insurance and other employee welfare plans for the benefit of the Executive and, if applicable, the Executive's family, which would have been provided to them in accordance with Section 4 of this Agreement if the Executive's employment had not been terminated; provided, however, that if the Executive is eligible to receive medical, prescription drug or dental benefits under an employee benefits plan sponsored by a subsequent employer, the medical prescription drug and dental benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility.

          (v) Subject to Section 11 of this Agreement, in the event of any such termination without Cause or termination with Good Reason, if upon the date of termination of the Executive's employment the Executive holds any options with respect to stock of Corporation, all such options will immediately become exercisable upon such date and will be exercisable for not less than three months thereafter. To the extent such acceleration of vesting or exercisability of such options is not permissible under the terms of any plan pursuant to which the options were granted, Employers will pay to Executive, in a lump sum, within three month after termination of employment, an amount equal to the excess, if any, of the aggregate fair market value of all stock of Corporation subject to such options, determined on the date of termination of employment, over the aggregate option price of such stock, and Executive will surrender all such options unexercised. For the purposes of this Agreement, in the event that such stock is listed on an established national or regional stock exchange, is admitted to quotation on the Nasdaq Stock Market, or is publicly traded in an established securities market, in determining the fair market value of the stock, Employers shall use the average of the closing prices of such stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the five trading dates immediately before the date of termination (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on one or more of such dates, on the next preceding day on which any such sale shall have been made.

          (vi) For purposes of this Agreement:

          "Cause" shall mean the Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, willful failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order of the Federal Deposit Insurance Corporation ("FDIC") or a material breach of any provisions of this Agreement. For purposes of this paragraph, no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employers; provided that any act or omission to act on the Executive's behalf in reliance upon an opinion of counsel satisfactory to the Employers shall not be deemed to be willful.

          "Good Reason" shall mean:

                (1) the assignment to the Executive by the Employers of duties materially inconsistent with the Executive's position, duties, responsibilities, and status as President and Chief Executive Officer of the Employers, a material adverse change in the Executive's titles or offices, any removal of the Executive from or any failure to reelect the Executive to any of such officer positions, except in connection with the termination of his employment for Cause, or any action that would have a material adverse effect on the physical conditions in which or location at which the Executive performs his employment duties;

                (2) a reduction by the Employers in the Executive's salary under
Section 2(a) without the Executive's consent; or

                (3) any other action or inaction that constitutes a material breach by the Employers or either of them of this Agreement.

          "Change in Control" shall mean a change of control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or such item thereof which may hereafter pertain to the same subject; provided that, and notwithstanding the foregoing, a Change in Control shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of Corporation representing 25% or more of the combined voting power of Corporation's then outstanding securities unless, immediately after such transaction, persons who were stockholders of the Corporation immediately before such transaction own at least 75% of the capital stock or other equity interests of such person, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Boards cease for any reason to constitute at least a majority thereof unless the election of each Director, who was not a Director at the beginning of such period, was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period, (iii) Corporation shall cease to be a publicly owned corporation, or (iv) any merger or consolidation of Corporation with or into another entity shall occur as a result of which the stockholders of Corporation do not retain or acquire 75% or more of the capital stock of the resulting entity.

          (b) The Executive shall have no right to terminate his employment under this Agreement before the end of the Employment Term, unless (i) such termination is approved by the Boards or (ii) such termination is with "Good Reason" as defined above.

          (c) During the Employment Term and following termination of the Executive's employment with the Employers, the Employers shall be entitled, in addition to their other legal remedies, to enjoin the employment of the Executive with any significant competitor of the Employers (or either of them) for a period of one year or the then remaining Employment Term plus six months, whichever is less. The term "significant competitor" shall mean any commercial bank, savings bank, savings and loan association, mortgage banking company or a holding company affiliate of any of the foregoing which, at the date of its employment of the Executive, has an office out of which the Executive would be primarily based that is located within 100 miles of the Bank's office located at 58-68 Exchange Street, Binghamton, New York. If any court or other tribunal having jurisdiction to determine the validity or enforceability of this paragraph determines that, strictly applied, it would be invalid or unenforceable, the definition of "significant competitor" and the time provisions used shall be deemed modified to the extent necessary (but only to that extent) so that the restrictions in that subsection, as modified, will be valid and enforceable.

          (d) In the event the employment of the Executive is terminated by the Employers without Cause or by the Executive for Good Reason under Section 8(a) hereof and the Employers fail to make timely payment of the amounts then owed to the Executive under this Agreement, the Executive shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred by the Executive in taking action to collect such amounts or otherwise to enforce this Agreement, plus interest on such amounts at the rate of one percent above the prime rate (defined as the base rate on corporate loans at large U.S. money center commercial banks as published by The Wall Street Journal), compounded monthly, for the period from the date of employment termination until payment is made to the Executive. Such reimbursement and interest shall be in addition to all amounts to which the Executive is otherwise entitled to under this Agreement.

          (e) In the event of the Executive's death during the Employment Term, his estate shall be entitled to receive any unpaid salary or other compensation owing to the Executive. This Agreement shall thereupon terminate, except that any vested rights of the Executive shall then be exercised by his estate.

          (f) In the event the Executive becomes disabled during the Employment Term under circumstances that would entitle him to benefits under the Employers' long-term disability plan and, as a result of such disability, he is unable to perform his duties hereunder for an uninterrupted period of more than six months, the Employers may terminate the Executive's employment without liability under Section 8(a) hereof and this Agreement shall thereupon terminate. Any such termination shall not affect the Executive's rights to benefits pursuant to any applicable long-term disability plan of the Employers.

          (g) Notwithstanding any other provision of this Agreement to the contrary, Executive shall not be entitled to any payment or benefit under this Agreement (including, without limitation, pursuant to the provisions of Section 8(a) hereof), that, in the reasonable opinion of the independent certified public accountants of the Employers, would prevent any transaction entered into or to be entered into by the Corporation or the Bank from qualifying as a "pooling of interests" for accounting purposes.

          (h) Notwithstanding any other provision in this Agreement, (i) the Employers may terminate or suspend this Agreement and the employment of the Executive hereunder, as if such termination were for Cause under Section 8(a) hereof, to the extent required by the applicable laws of the State of New York related to banking, by applicable federal law relating to deposit insurance or bank holding companies or by regulations or orders issued by the New York State Banking Department, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation or other state or federal banking regulatory agency having jurisdiction over the Corporation or the Bank and (ii) no payment shall be required to be made to or for the benefit of the Executive under this Agreement to the extent such payment is prohibited by applicable law, regulation or order issued by a banking agency or a court of competent jurisdiction; provided, that it shall be the Employers' burden to prove that any such action was so required.

     10.  Confidential Information.
          ------------------------

          (a) The Executive acknowledges that the information, observations and data obtained by the Executive concerning the business and affairs of the Employers during the course of the Executive's employment are the property of the Employers, including information concerning acquisition opportunities in or reasonably related to the business or industry of the Employers of which the Executive becomes aware during such period. Therefore, the Executive agrees that he will not at any time (whether during or after the Employment Term) disclose to any unauthorized person or, directly or indirectly, use for the Executive's own account, any of such information, observations or data without the consent of the Boards, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a direct or indirect result of the Executive's unauthorized acts or omissions to act or the unauthorized acts or omissions to act of other employees of the Employers. The Executive agrees to deliver to the Bank at the termination of the Executive's employment, or at any other time the Bank may request in writing (whether during or after the Employment Term), all memoranda, notes, plans, records, reports and other documents, regardless of the format or media (and copies thereof), relating to the business of the Employers and their predecessors (including, without limitation, all acquisition prospects, lists and contact information) which the Executive may then possess or have under the Executive's control.

          (b) The Executive acknowledges that the restrictions contained in this
Section 10 hereof are reasonable and necessary, in view of the nature of the Employers' business, in order to protect the legitimate interests of the Employers, and that any violation thereof would result in irreparable injury to the Employers. Therefore, the Executive agrees that in the event of a breach or threatened breach by the Executive of the provisions of Section 10(a) hereof, the Employers shall be entitled to obtain from any court of competent jurisdiction, preliminary or permanent injunctive relief restraining the Executive from disclosing or using any such confidential information. Nothing herein shall be construed as prohibiting the Employers from pursuing any other remedies available to them for such breach or threatened breach, including, without limitation, recovery of damages from the Executive.

          11.  Parachute Payment Limitations.
               -----------------------------

               (a) Notwithstanding any other provision of this Agreement or of any other agreement, contract or understanding heretofore or hereafter entered into by the Executive with the Corporation or the Bank or any subsidiary or affiliate thereof, except an agreement, contract or understanding hereafter entered into that expressly modifies or excludes application of this Section 11 (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Corporation or the Bank (or any subsidiary or affiliate thereof) for the direct or indirect compensation of the Executive (including groups or classes of participants or beneficiaries of which the Executive is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Executive (a "Benefit Plan"), if the Executive is a "disqualified individual" (as defined in
Section 280G of the Code, the Executive shall not have any right to receive any payment or benefit under this Agreement, any Other Agreement or any Benefit Plan
(i) to the extent that such payment or benefit, taking into account all other rights, payments or benefits to or for the Executive under this Agreement, all Other Agreements and all Benefit Plans, would cause any payment or benefit to the Executive under this Agreement, any Other Agreement or any Benefit Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of
                                                   ---
receiving a Parachute Payment, the aggregate after-tax amount received by the Executive under this Agreement, all Other Agreements and all Benefit Plans would be less than the maximum after-tax amount that could be received by the Executive without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement or any Benefit Plan would cause the Executive to be considered to have received a Parachute Payment that would have the adverse after-tax effect described in clause (ii) of the preceding sentence, then the Executive shall have the right, in the Executive's sole discretion, to designate those rights, payments or benefits under this Agreement, any Other Agreement and any Benefit Plan that should be reduced or eliminated so as to avoid having the payment or benefit to the Executive under this Agreement be deemed to be a Parachute Payment.

               (b) All determinations required to be made under this Section 11, including whether and when a reduction described in Section 11(a) is required and the amount of such reduction and the assumptions to be utilized in arriving at such determination, shall be made by PricewaterhouseCoopers LLP or such other certified public accounting firm reasonably acceptable to the Employers as may be designated in writing by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Employers and the Executive as requested by the Employers. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm reasonably acceptable to the Employers to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Employers. Any determination by the Accounting Firm shall be binding upon the Employers and the Executive.

     12.  Miscellaneous.
          -------------

          (a) No Assignment.  This Agreement is personal to each of the parties
              -------------
hereto. No party may assign or delegate any of his or its rights or obligations hereunder without first obtaining the written consent of the other party hereto. However, in the event of the death of the Executive, all of his rights to receive payments hereunder shall become rights of his estate as provided in
Section 8(e) hereof.

          (b) Other Contracts.  The Executive shall not, during the Employment
              ---------------
Term, have any other paid employment other than with a subsidiary or affiliate of the Employers, except with the prior written approval of the Boards.

          (c) Amendments or Additions; Action by Boards.  No amendments or
              -----------------------------------------
additions to this Agreement shall be binding unless in writing and signed by all parties hereto. The prior approval by the Boards shall be required in order for the Employers to authorize any amendments or additions to this Agreement or to give any consents or waivers of provisions of this Agreement, or to terminate the Executive's employment with or without Cause under Section 8(a) hereof.

          (d) Section Headings.  The section headings used in this Agreement are
              ----------------
included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

          (e) Severability.  The provisions of this Agreement shall be deemed
              ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

          (f) Governing Law.  This Agreement shall be governed by the laws of
              -------------
the United States, where applicable, and otherwise by the laws of the State of New York other than the choice of law rules thereof to the extent such rules would require that the laws of another jurisdiction apply.

          (g) Notice.  For the purposes of this Agreement, notices and all other
              ------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the
Employers:

                         BSB BANCORP, INC.
                         58-68 Exchange Street
                         Binghamton, New York  13902
                         Attention:  Chairman of the Board of Directors

or if to the Executive:  Howard W. Sharp
                         4662 Post Road
                         Manlius, New York  13104

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

          (h) Counterparts.  This Agreement may be executed in several
              ------------
counterparts, for the convenience of the parties, but shall constitute one and the same instrument.

          (i) Express Agreement of Successor Required.  The Employers will
              ---------------------------------------
require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation or the Bank to expressly agree to honor this Agreement without modification and to perform the respective obligations of the Employers hereunder.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, or caused this Agreement to be duly executed on their behalf, as of the date and year first above written.


Attest:                               BSB BANK & TRUST COMPANY

/s Larry G. Denniston                 By  /s/ Thomas L. Thorn
----------------------------              -------------------------
 Larry G. Denniston


Attest:                               BSB BANCORP, INC.

/s Larry G. Denniston                 By  /s/ Thomas L. Thorn
----------------------------              -------------------------
Larry G. Denniston

                                      /s/ Howard W. Sharp
                                      -----------------------------
                                          Howard W. Sharp
                                          Executive

                               OPTION TERM SHEET

 . 100,000 shares of Stock, with an exercise price of $14.50 [100% of closing price on the grant date] per share, pursuant to the Corporation's 1996 Long-Term Incentive and Capital Accumulation Plan (the "Plan").

 . Vested and exercisable as to 40% of the shares of Stock covered by the option as of the date of grant and as to an additional 30% of such shares on the first and second anniversaries of the date of grant, provided that the Executive continues to be employed by the Employers as of each such vesting date

 . Fully vested in the event of a Change in Control if the Executive's employment is terminated by the Employers without Cause or by the Executive for Good Reason

 . Fully vested in the event of termination of employment because of death or Disability (as defined in the Plan)

 . Term 10 years, unless earlier terminated under the Plan or because of termination of the Executive's employment

 . Options terminate three months after termination of the Executive's employment (12 months in the event of death or Disability)

 . To the extent possible, will constitute incentive stock options for federal income tax purposes (subject to a $100,000 annual limitation, based on exercise price of options becoming vested in a calendar year). The remainder will be nonqualified options, taxable when the Executive exercises the options

 . Nontransferable and exercisable only by the Executive, except in the event of the Executive's death

 .  Limitations on exercise and other terms as set out in the Plan